Exhibit 4.3
EXECUTION COPY

PETROQUEST ENERGY, INC.
10% SENIOR NOTES DUE 2017
SUBSIDIARY GUARANTORS

FIRST SUPPLEMENTAL INDENTURE
Dated as of August 19, 2010
TO THE INDENTURE
Dated as of August 19, 2010

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

CROSS-REFERENCE TABLE

TIA				Indenture
Section				Section
310(a)	(1)			7.10
(a)	(2)			7.10
(a)	(3)			N.A.
(a)	(4)			N.A.
(b)				7.08; 7.10
(c)				N.A.
311(a)				7.11
(b)				7.11
(c)				N.A.
312(a)				2.05
(b)				11.03
(c)				11.03
313(a)				7.06
(b)	(1)			N.A.
(b)	(2)			7.06
(c)				11.02
(d)				7.06
314(a)				4.02
				11.02
(b)				N.A.
(c)	(1)			11.04
(c)	(2)			11.04
(c)	(3)			N.A.
(d)				N.A.
(e)				11.05
(f)				4.13
315(a)				7.01
(b)				7.05; 11.02
(c)				7.01
(d)				7.01
(e)				6.11
316(a)	(last sentence)			11.06
(a)	(1	)(A)		6.05
(a)	(1	)(B)		6.04
(a)	(2)			N.A.
(b)				6.07
317(a)	(1)			6.08
(a)	(2)			6.09
(b)				2.04
318(a)				11.01
			N.A. means Not Applicable.

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

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     FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of August 19, 2010 to the Indenture dated as of August 19, 2010 (the “Base Indenture,” together with this Supplemental Indenture, the “Indenture”) among PETROQUEST ENERGY, INC., a Delaware corporation (the “Company”), the SUBSIDIARY GUARANTORS identified herein and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (the “Trustee”).
     WHEREAS, the Company has executed and delivered to the Trustee the Base Indenture providing for the issuance from time to time of one or more series of the securities issued thereunder;
     WHEREAS, Section 901 of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture without the consent of any Holders to establish the forms or terms of Securities of any series as permitted by Section 201 and Section 301 of the Base Indenture;
     WHEREAS, pursuant to Section 301 of the Base Indenture, the Company wishes to provide for the issuance of the 10% Senior Notes due 2017 (together with other securities issued under the Indenture, the “Securities”), the forms and terms of such Securities and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture; and
     WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;
     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1
Application of Supplemental Indenture and Creation of Securities;
Definitions and Incorporation by Reference
          SECTION 1.01. Application of this Supplemental Indenture.
Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture, including as provided in Section 1.02, and any amendments or modifications to the terms of the Base Indenture made herein, are expressly and solely for the benefit of the Holders (and not for the benefit of any other series of securities issued under the Base Indenture). The Securities constitute a series of securities issued under the Base Indenture as provided in Section 201 thereof. Unless otherwise expressly specified, references in this Supplemental Indenture to specific Article numbers or

Section numbers refer to Articles and Sections contained in this Supplemental Indenture, and not the Base Indenture or any other document. All the Securities issued under this Supplemental Indenture shall be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.
          SECTION 1.02. Effect of Supplemental Indenture. With respect to the Securities only, the Base Indenture shall be supplemented pursuant to Section 901 thereof to establish the terms of these Securities as set forth in this Supplemental Indenture, including as follows:
               (a) Definitions. The definitions and other provisions of general application set forth in Section 101 of the Base Indenture are deleted and replaced in their entirety by the provisions of Sections 1.03, 1.04, 1.05 and 1.06 of this Supplemental Indenture;
               (b) The Securities. The provisions of Sections 701 and 702 and Articles Two and Three of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 2 of this Supplemental Indenture;
               (c) Redemption. The provisions of Article Eleven of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 3 of this Supplemental Indenture;
               (d) Covenants. The provisions of Section 704 and Article Ten of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 4 of this Supplemental Indenture;
               (e) Successor Company. The provisions of Article Eight of the Base Indenture are deleted and replaced in their entirety by Article 5 of this Supplemental Indenture;
               (f) Defaults and Remedies. The provisions of Article Five of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 6 of this Supplemental Indenture;
               (g) Trustee. The provisions of Section 703 and Article Six of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 7 of this Supplemental Indenture;
               (h) Discharge of Indenture; Defeasance. The provisions of Articles Four and Thirteen of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 8 of this Supplemental Indenture;
               (i) Amendments. The provisions of Section 104 and Articles Nine and Fourteen of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 9 of this Supplemental Indenture;

               (j) Subsidiary Guarantees. The provisions of the Base Indenture shall be amended by inserting the provisions of Article 10 of this Supplemental Indenture;
               (k) Miscellaneous. The provisions of Sections 102, 103, 105, 106, 107, 108, 109, 112, 113 and 116 of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 11 of this Supplemental Indenture and the provisions of Sections 110, 111, 114 and 115 of the Base Indenture are deleted in their entirety; and
               (l) Sinking Funds. The provisions of Article Twelve of the Base Indenture are deleted in their entirety.
To the extent that the provisions of this Supplemental Indenture (including those referred to in clauses (a) through (l) above) conflict with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling solely with respect to the Securities.
          SECTION 1.03. Definitions.
          “Additional Assets” means:
     (1) any property, plant or equipment used or useful in a Related Business;
     (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or
     (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;
provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.
          “Additional Securities” means Securities issued under the Indenture after the Issue Date and in compliance with Section 2.13 and 4.03, it being understood that any Security issued in exchange for or replacement of any Security issued on the Issue Date shall not be an Additional Security.
          “Adjusted Consolidated Net Tangible Assets” or “ACNTA” means (without duplication), as of the date of determination:
          (a) the sum of:
     (1) discounted future net revenue from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines (but giving effect to applicable Oil and Gas Hedging Contracts in place as of the date of determination (whether positive or negative)) before any state, federal, foreign or other income taxes, as estimated by the Company in a reserve report prepared as of the end of the most recently completed fiscal year for which audited financials are available, as increased by, as of the date of determination, the discounted future net revenue calculated in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report) but giving effect to applicable Oil and Gas Hedging Contracts in place as of the date of determination (whether positive or negative) of:
     (A) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such reserve report, and
     (B) estimated oil and gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved oil and gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such reserve report;
and decreased by, as of the date of determination, the discounted future net revenue (calculated in accordance with SEC guidelines using prices used in such year-end reserve report) attributable to:
     (C) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such reserve report, and
     (D) reductions in the estimated oil and gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report since the date of such reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such reserve report;
provided, however, that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be estimated by the Company’s engineers in accordance with customary reserve engineering practices;
     (2) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributed, based on the Company’s books and records as of a date no earlier than the end of the most recent fiscal quarter for which internal financial statements of the Company have been made available prior to the date of determination;

     (3) the Net Working Capital as of the end of the most recent fiscal quarter for which internal financial statements of the Company have been made available prior to the date of determination; and
     (4) the greater of (i) the net book value as of a date no earlier than the end of the most recent fiscal quarter for which internal financial statements of the Company have been made available prior to the date of determination and (ii) the fair market value, as estimated by the Company, of other tangible assets of the Company and its Restricted Subsidiaries as of a date within the immediately preceding twelve months; minus
     (b) to the extent not otherwise taken into account in the immediately preceding clause (a), the sum of
     (1) minority interests;
     (2) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest annual or quarterly balance sheet (to the extent not deducted in calculating Net Working Capital in accordance with clause (a)(3) above of this definition);
     (3) the discounted future net revenue, as of the effective date of such reserve report, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and
     (4) the discounted future net revenue, as of the effective date of such reserve report, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (a)(1) (utilizing the same prices utilized in the Company’s year-end reserve report), would be necessary to satisfy fully the obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.
          Whether the Company uses the successful efforts method of accounting or the full cost (or similar method) method of accounting, ACNTA shall be calculated as if the Company were using the full cost method of accounting.
          “Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption

“Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after September 1, 2014, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus in the case of each of clauses (i) and (ii) 0.50%.
          “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Applicable Premium” means, with respect to a Security at any redemption date, the greater of (i) 1.00% of the principal amount of such Security and (ii) the excess, if any, of (A) the aggregate present value at such redemption date of (1) the redemption price of such Security on September 1, 2014 (such redemption price being described in the table appearing in paragraph 5 of the Securities, exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Security through September 1, 2014 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Security on such redemption date.
          “Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:
     (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);
     (2) any other assets (other than Capital Stock) of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary
(other than, in the case of clauses (1) and (2) above,

     (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;
     (B) for purposes of Section 4.06 only, (i) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.04 and (ii) a disposition of all or substantially all the assets of the Company in accordance with Section 5.01;
     (C) any single transaction or series of related transactions that: (a) involves the disposition of assets having a Fair Market Value of less than $7.5 million; or (b) results in Net Available Cash to the Company and its Restricted Subsidiaries of less than $7.5 million;
     (D) the trade or exchange (“Permitted Asset Exchange”) by the Company or any Restricted Subsidiary of any oil and gas lease, oil or gas property or interest therein and any related assets owned or held by the Company or such Restricted Subsidiary or the capital stock of a Subsidiary for (a) any oil and gas lease, oil or gas property or interest therein and any related assets owned or held by another Person or (b) the Capital Stock of another Person that becomes a Restricted Subsidiary as a result of such trade or exchange or the Capital Stock of another Person that is a joint venture, partnership or other similar entity, in each case all or substantially all of whose assets consist of crude oil or natural gas properties, including in the case of either of clauses (a) or (b), any cash or cash equivalents necessary in order to achieve an exchange of equivalent value; provided, however, that the value of the property or Capital Stock received by the Company or any Restricted Subsidiary in such trade or exchange (including any cash or cash equivalents) is substantially equal to the Fair Market Value of the property (including any cash or cash equivalents so traded or exchanged);
     (E) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;
     (F) any Production Payment and Reserve Sale created, issued or assumed in connection with the financing of the acquisition of oil and gas properties that are subject thereto (and within 90 days after such acquisition), so long as the owner or purchaser of such Production Payment and Reserve Sale has recourse solely to such oil and gas properties and to the proceeds thereof, subject to the obligation of the grantor or transferor of such Production Payment and Reserve Sale to operate and maintain the related oil and gas properties in a prudent manner or other customary standard, to deliver the associated production (if required) and to indemnify with respect to environmental, title and other matters customary in the Oil and Gas Business;

     (G) any issuance or sale of Capital Stock of the Company;
     (H) a disposition of cash or Temporary Cash Investments;
     (I) the licensing or sublicensing of intellectual property (including, without limitation, the licensing of seismic data) or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries; and
     (J) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien)).
          For the avoidance of doubt, any disposition of oil, natural gas or other hydrocarbons or other mineral products and related equipment or surplus, damaged, unserviceable, worn-out or obsolete equipment; any abandonment, relinquishment, farm-in, farm-out, lease, sub-lease or other disposition of developed or undeveloped or both developed and underdeveloped oil and gas properties; the provision of services, equipment and other assets for the operation and development of the Company’s and its Restricted Subsidiaries’ oil and natural gas wells (notwithstanding that any such transaction may be recorded as an asset sale in accordance with full cost accounting guidelines); any assignment of a working, overriding royalty or net profits interest to an employee or consultant of the Company or any of its Restricted Subsidiaries in connection with the generation of prospects or the exploration or development of oil and natural gas projects; and the liquidation of any assets received in settlement of claims owed to the Company or any Restricted Subsidiary, in each such case in the ordinary course of business of the Company or its Subsidiaries, shall not constitute an Asset Disposition.
          “Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the Sale/Leaseback Transaction, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capital Lease Obligation”.
          “Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:
     (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by
     (2) the sum of all such payments.

          “Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.
          “Business Day” means each day which is not a Legal Holiday.
          “Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.09, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased.
          “Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
          “Change of Control” means any one of the following events:
     (1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;
     (2) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;
     (3) the adoption by the stockholders of the Company of a plan of liquidation or dissolution of the Company; or
     (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than a transaction following which (i) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (ii) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Securities and a Subsidiary of the transferor of such assets.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities from the redemption date to September 1, 2014, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to September 1, 2014.
          “Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.
          “Consolidated Coverage Ratio” as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters prior to the date of such determination for which internal financial statements are available to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:
     (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;
     (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

     (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);
     (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes producing oil and gas properties or all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and
     (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.
          For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company; including any reasonably identifiable and factually supportable pro forma changes to EBITDA, including any pro forma expenses and costs reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.
          If any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters or such shorter period for which such facility was outstanding or if such revolving credit facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such revolving credit facility to the date of such calculation, in each case, provided that such average daily balance shall take into account any repayment of Indebtedness under such revolving credit facility as provided under clause (2) above.
          “Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:
     (1) interest expense attributable to Capital Lease Obligations;
     (2) amortization of debt discount and debt issuance cost;
     (3) capitalized interest;
     (4) non-cash interest expense;
     (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;
     (6) net payments pursuant to Interest Rate Agreements;
     (7) dividends accrued in respect of all Disqualified Stock of the Company and all Preferred Stock of any Restricted Subsidiary, in each case held by Persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that such dividends shall be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial or accounting Officer of the Company in good faith);
     (8) interest incurred in connection with Investments in discontinued operations;
     (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and
     (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust, minus, to the extent included above, write-off of deferred financing costs (and interest) attributable to Dollar-Denominated Production Payments.
          “Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:
     (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:
     (A) subject to the exclusion contained in clause (4) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during or with respect to such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and
     (B) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary during such period;
     (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;
     (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

     (A) subject to the exclusion contained in clause (4) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and
     (B) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;
     (4) any gain (or loss), together with any provision for taxes related to such gain (or loss), realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) together with any provision for taxes related to such gain (or loss), realized upon the sale or other disposition of any Capital Stock of any Person;
     (5) any unrealized non-cash gains or losses or charges in respect of hedge or non-hedge derivatives (including those resulting from the application of FAS 133);
     (6) any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards;
     (7) extraordinary or non-recurring gains or losses, together with any provision for taxes related to such extraordinary or non-recurring gains or losses;
     (8) the cumulative effect of a change in accounting principles;
     (9) any “ceiling limitation” on oil and gas properties or other asset impairment writedowns under GAAP or SEC guidelines; and
     (10) any after-tax effect of income (loss) from the early extinguishment of Indebtedness, in each case, for such period. Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(E).
          “Consolidated Net Worth” means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company for which internal financial statements are available prior to the taking of any action for the purpose of which the determination is being made, as the sum of:
     (1) the par or stated value of all outstanding Capital Stock of the Company, plus
     (2) paid-in capital or capital surplus relating to such Capital Stock, plus
     (3) any retained earnings or earned surplus,
less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.
          “Convertible Preferred Stock” means the 6.875% Series B Cumulative Convertible Perpetual Stock, par value $0.001 per share, of the Company outstanding, and with such terms as are in effect, on the Issue Date.
          “Credit Agreement” means the Credit Agreement dated as of October 2, 2008, by and among the Company, PetroQuest Energy, L.L.C., JPMorgan Chase Bank, N.A., as the administrative agent, Calyon New York Branch, as syndication agent, Bank of America, N.A., as documentation agent, and the lenders party thereto, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document), including an indenture or any receivables financing (including through the sale of receivables to lenders, purchasers or special purpose entities formed to borrow from (or sell such receivables to) such lenders or other financiers against such receivables) or other document, governing Indebtedness Incurred to Refinance, replace (contemporaneously or otherwise) or supplement, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or any successor or alternative Credit Agreement or other debt facilities, including any such agreements which increase the aggregate amount of Indebtedness outstanding or permitted to be outstanding under such Credit Agreement or debt facilities, whether by the same or any other lender or investor, or group of lenders or investors.
          “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.
          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
          “Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

     (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;
     (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or
     (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;
in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Securities and (b) on which there are no Securities outstanding; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date 91 days after the earlier date determined pursuant to clause (a) or (b) above shall not constitute Disqualified Stock if:
     (A) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not materially more favorable to the holders of such Capital Stock than the terms applicable to the Securities in Section 4.06 and Section 4.08; and
     (B) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.
The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.
For the avoidance of doubt, the Convertible Preferred Stock shall not be deemed to be Disqualified Stock.
          “Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.
          “EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:
     (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

     (2) Consolidated Interest Expense;
     (3) depreciation, depletion and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period);
     (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period but including non-cash charges resulting from the application of FAS 143) less all non-cash items of income of the Company and its consolidated Restricted Subsidiaries (other than accruals of revenue by the Company and its consolidated Restricted Subsidiaries in the ordinary course of business); and
     (5) if the Company changes its method of accounting from full cost to successful efforts or a similar method of accounting, consolidated exploration and abandonment expense of the Company and its Restricted Subsidiaries;
in each case for such period and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto and deducted in calculating such Consolidated Net Income, the sum of:
     (A) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments; and
     (B) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments.
          Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation, depletion and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.
          “Employee Stock Purchase Plan” means any employee stock ownership plan or trust or any employee stock purchase plan or other similar arrangement for the benefit of employees of the Company or of some or all of its Restricted Subsidiaries or of both the Company and some or all of its Restricted Subsidiaries.

          “Equity Offering” means a public or private offering for cash by the Company of Capital Stock (other than Disqualified Stock), other than public offerings registered on Form S-8.
          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
          “Fair Market Value” means, with respect to any Asset Disposition, Sale/Leaseback Transaction or Restricted Payment (or Investment or Permitted Investment), the price that would be negotiated in an arm’s-length transaction between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by:
     (1) if the value of such Asset Disposition, Sale/Leaseback Transaction or Restricted Payment (or Investment or Permitted Investment) is less than $10.0 million, an Officer of the Company; and
     (2) if the value of such Asset Disposition, Sale/Leaseback Transaction or Restricted Payment (or Investment or Permitted Investment) is $10.0 million or greater, the Board of Directors of the Company.
          “Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:
     (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;
     (2) statements and pronouncements of the Financial Accounting Standards Board;
     (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and
     (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
          “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or
     (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
          “Guaranty Agreement” means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to the Securities on the terms provided for in the Indenture.
          “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Oil and Gas Hedging Contract.
          “Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.
          “Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03:
     (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;
     (2) the accrual of interest or dividends and the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms;
     (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness; and
     (4) unrealized losses, charges or other similar obligations in respect of Hedging Obligations (including those resulting from the application of FAS 133),

shall not be deemed to be the Incurrence of Indebtedness.
          “Indebtedness” means, with respect to any Person on any date of determination (without duplication):
     (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;
     (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;
     (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);
     (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);
     (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);
     (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;
     (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured;
     (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

     (9) any guarantee by such Person of production or payment with respect to a Production Payment, but excluding guarantees with respect to operation and maintenance of the related oil and gas properties in a prudent manner, delivery of the associated production (if required) and other such contractual obligations.
Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter. In addition, except as expressly provided in clause (9) above, Production Payments and Reserve Sales shall not constitute “Indebtedness.”
          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time shall be the accreted value thereof at such time.
          “Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.
          “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.
          “Investment” in any Person means any direct or indirect advance (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), loan or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto shall be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

          For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and Section 4.04:
     (1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and
     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.
          “Issue Date” means August 19, 2010.
          “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the State of Texas.
          “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
          “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
          “Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:
     (1) all legal, title, recording, engineering, environmental, accounting, investment banking, brokerage and relocation expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;
     (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;
     (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;
     (4) the deduction of appropriate amounts as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and
     (5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash shall be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.
          “Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
          “Net Working Capital” of the Company means:
     (1) all current assets of the Company and its Restricted Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of business; minus
     (2) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness (including the Securities), current liabilities from commodity price risk management activities arising in the ordinary course of business, current liabilities recorded with respect to stock-based compensation and current liabilities that constitute estimated abandonment costs pursuant to FAS 143;
in each case, determined in accordance with GAAP.
          “Non-Recourse Purchase Money Indebtedness” means Indebtedness (other than Capital Lease Obligations) of the Company or any Restricted Subsidiary Incurred in connection with the acquisition by the Company or such Restricted Subsidiary of assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations) with respect to which:
     (1) the holders of such Indebtedness agree that they will look solely to the assets so acquired that secure such Indebtedness, and except for the interest of the

Company or such Restricted Subsidiary, neither the Company nor any Restricted Subsidiary (a) is directly or indirectly liable for such Indebtedness or (b) provides credit support, including any undertaking, Guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired assets); and
     (2) no default or event of default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Company or a Restricted Subsidiary to declare a default or event of default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.
          “Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.
          “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.
          “Officers’ Certificate” means a certificate signed by two Officers, which certificate shall be deemed to be, and the Trustee may rely on its being, executed and delivered by the Officers signing it on behalf of the Company.
          “Oil and Gas Business” means:
     (1) the acquisition, exploration, exploitation, development, operation and disposition of interests in oil, natural gas, other hydrocarbon and mineral properties;
     (2) the gathering, marketing, distribution, treating, processing, storage, refining, selling and transporting of any production from such interests or properties and the marketing of oil, natural gas, other hydrocarbons and minerals obtained from unrelated Persons;
     (3) any business or activity relating to or arising from exploration for or exploitation, development, production, treatment, processing, storage, refining, transportation, gathering or marketing of oil, natural gas, other hydrocarbons and minerals and products produced in association therewith;
     (4) any other related energy business, including power generation and electrical transmission business where fuel required by such business is supplied, directly or indirectly, from oil, natural gas, other hydrocarbons and minerals produced substantially from properties in which the Company or the Restricted Subsidiaries, directly or indirectly, participate;
     (5) any business relating to oil field sales and service; and

     (6) any activity necessary, appropriate or incidental to the activities described in the preceding clauses (1) through (5) of this definition.
          “Oil and Gas Hedging Contract” means any oil and gas hedging agreement and other agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in oil and gas prices.
          “Oil and Gas Liens” means:
     (1) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs (other than Indebtedness) incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for “development” shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or that relate to such properties or interests);
     (2) Liens on an oil or gas producing property to secure obligations Incurred or Guarantees of obligations incurred (in each case, other than Indebtedness) in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property;
     (3) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, gas balancing or deferred production agreements, production sharing agreements, area of mutual interests agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements that are customary in the Oil and Gas Business; provided, however, that in all instances such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;
     (4) Liens securing Production Payments and Reserve Sales; provided, however, that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales, and such Production Payments and Reserve Sales either:

     (a) were in existence on the Issue Date,
     (b) were created in connection with the acquisition of property after the Issue Date and such Lien was Incurred in connection with the financing of, and within 90 days after, the acquisition of the property subject thereto, or
     (c) constitute Asset Sales made in compliance with Section 4.06; and
     (5) Liens on pipelines or pipelines facilities that arise by operation of law.
          “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
          “Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business, including through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:
     (1) ownership of oil, natural gas, other related hydrocarbon and mineral properties or any interest therein or gathering, transportation, processing, storage or related systems; and
     (2) the entry into operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements, development agreements, production sharing agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of oil and natural gas and related hydrocarbons and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited), or other similar or customary agreements (including for limited liability companies), transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding however, Investments in corporations.
          “Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:
     (1) the Company, a Restricted Subsidiary or a Person that shall, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Person or Restricted Subsidiary is a Related Business;

     (2) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;
     (3) cash and Temporary Cash Investments;
     (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;
     (5) payroll, commissions, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
     (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;
     (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;
     (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for (A) an Asset Disposition as permitted pursuant to Section 4.06 or (B) a disposition of assets not constituting an Asset Disposition;
     (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
     (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;
     (11) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 4.03;

     (12) any Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);
     (13) Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating and related agreements and licenses or concessions related to the Oil and Gas Business;
     (14) any Person to the extent such Investments are made solely with or in exchange for Capital Stock (other than Disqualified Stock) of the Company;
     (15) Permitted Business Investments; and
     (16) Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (16) and outstanding on the date such Investment is made, do not exceed $10.0 million.
          “Permitted Liens” means, with respect to any Person:
     (1) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds or bonds of a similar nature to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
     (2) Liens incurred in the ordinary course of business (other than in connection with Indebtedness) or imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, Liens to the extent arising by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and

(B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;
     (3) Liens for taxes, assessments and governmental charges not yet subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;
     (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;
     (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
     (6) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;
     (7) Liens to secure Indebtedness and related Obligations permitted under Section 4.03(b)(1);
     (8) Liens existing on the Issue Date;
     (9) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);
     (10) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

     (11) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;
     (12) Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under the Indenture;
     (13) Oil and Gas Liens;
     (14) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (8), (9) or (10); provided, however, that:
     (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and
     (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (8), (9) or (10) at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and
     (15) Liens securing Indebtedness in an amount which, together with the aggregate outstanding amount of all other Indebtedness secured by Liens Incurred pursuant to this clause (15), does not exceed the greater of (A) $5.0 million and (B) 1.0% of ACNTA.
Notwithstanding the foregoing, “Permitted Liens” shall not include any Lien described in clause (6), (9) or (10) above to the extent such Lien applies to any Additional Assets or capital expenditures acquired directly or indirectly from Net Available Cash pursuant to Section 4.06. For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on, and fees and expenses incurred in connection with, such Indebtedness.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “PetroQuest L.L.C.” means PetroQuest Energy, L.L.C., a Louisiana limited liability company, and its successors.
          “Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
          “principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.
          “Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.
          “Production Payments and Reserve Sales” means the grant or transfer to any Person of a Dollar-Denominated Production Payment, Volumetric Production Payment, royalty, overriding royalty, net profits interest, master limited partnership interest or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties or reserves.
          “Prospectus Supplement” means the final prospectus supplement dated as of August 12, 2010, and used in connection with the offering of the Securities issued on the Issue Date.
          “Quotation Agent” means the Reference Treasury Dealer selected by the Company.
          “Reference Treasury Dealer” means J.P. Morgan Securities Inc. and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.
          “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
          “Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:
     (1) (a) if the Stated Maturity of the Indebtedness being Refinanced is earlier than the Stated Maturity of the Securities, the Refinancing Indebtedness

has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced and (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Securities;
     (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;
     (3) the amount of such Indebtedness that may be deemed Refinancing Indebtedness shall not exceed the aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium (including any premium paid in connection with a tender offer for such Indebtedness) and defeasance costs) under the Indebtedness being Refinanced; and
     (4) if the Indebtedness being Refinanced is subordinate in right of payment to the Securities, such Refinancing Indebtedness is subordinate in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.
          “Related Business” means any Oil and Gas Business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business.
          “Restricted Payment” with respect to any Person means:
     (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in respect of its Capital Stock in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));
     (2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted

Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);
     (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or of any Subsidiary Guarantor (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of (A) Indebtedness owed to the Company or a Restricted Subsidiary and Incurred pursuant to Section 4.03(b)(2) or (B) Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or
     (4) the making of any Investment (other than a Permitted Investment) in any Person.
          “Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.
          “Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.
          “SEC” means the U.S. Securities and Exchange Commission.
          “Securities Act” means the U.S. Securities Act of 1933, as amended.
          “Senior Indebtedness” means with respect to any Person:
     (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and
     (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate in right of payment to the Securities or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

     (A) any obligation of such Person to the Company or any Subsidiary;
     (B) any liability for Federal, state, local or other taxes owed or owing by such Person;
     (C) any accounts payable or other liability to trade creditors arising in the ordinary course of business;
     (D) any Indebtedness or other Obligation of such Person which is subordinate or junior in right of payment to any other Indebtedness or other Obligation of such Person; or
     (E) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.
          “Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
          “Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
          “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).
          “Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.
          “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:
     (1) such Person;
     (2) such Person and one or more Subsidiaries of such Person; or
     (3) one or more Subsidiaries of such Person.

          “Subsidiary Guarantor” means each Restricted Subsidiary of the Company that executes the Indenture as a guarantor on the Issue Date and each other Restricted Subsidiary of the Company that thereafter guarantees the Securities pursuant to the terms of the Indenture.
          “Subsidiary Guaranty” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities.
          “Temporary Cash Investments” means any of the following:
     (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;
     (2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;
     (3) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;
     (4) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to Standard and Poor’s;
     (5) investments in securities with maturities of nine months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s or “A” by Moody’s; and
     (6) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

          “Trustee” means The Bank of New York Mellon Trust Company, N.A. until a successor replaces it and, thereafter, means the successor.
          “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.
          “Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.
          “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
          “Unrestricted Subsidiary” means:
     (1) PetroQuest Oil & Gas L.L.C. and any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and
     (2) any Subsidiary of an Unrestricted Subsidiary.
The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary but excluding PetroQuest L.L.C.) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04.
          The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
          “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.
          “Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

          “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
          “Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.
          SECTION 1.04. Other Definitions.

	Defined in
Term	Section
“Affiliate Transaction”	4.07	(a)
“Appendix”	2.01
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.08	(b)
“covenant defeasance option”	8.01	(b)
“Custodian”	6.01
“Event of Default”	6.01
“Guaranteed Obligations”	10.01
“Initial Lien”	4.09
“legal defeasance option”	8.01	(b)
“Offer”	4.06	(b)
“Offer Amount”	4.06	(d)(2)
“Offer Period”	4.06	(d)(2)
“Paying Agent”	2.03
“Purchase Date”	4.06	(d)(1)
“Registrar”	2.03
“Successor Company”	5.01	(a)(1)
          SECTION 1.05. Incorporation by Reference of Trust Indenture Act. The Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of the Indenture. The following TIA terms have the following meanings:
          “Commission” means the SEC;
          “indenture securities” means the Securities and the Subsidiary Guarantees;
          “indenture security holder” means a Securityholder;
          “indenture to be qualified” means the Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee; and
          “obligor” on the Securities means the Company, each Subsidiary Guarantor and any other obligor on the Securities.

          All other TIA terms used in the Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
          SECTION 1.06. Rules of Construction. Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) “including” means including without limitation;
     (5) words in the singular include the plural and words in the plural include the singular;
     (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
     (7) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;
     (8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;
     (9) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and
     (10) all references to the date the Securities were originally issued shall refer to the Issue Date.
ARTICLE 2
The Securities
          SECTION 2.01. Form and Dating. Certain provisions relating to the Securities are set forth in the Appendix attached hereto (the “Appendix”), which is hereby incorporated in, and expressly made a part of, the Indenture. The Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in, and expressly made a part of, the Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and any integral multiple of $1,000.
          SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.
          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under the Indenture.
          The Trustee shall, upon written direction of the Company, authenticate and make available for delivery Securities as set forth in the Appendix.
          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in the Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
          SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.
          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to the Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of the Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

          The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.
          SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.
          SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.
          SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer in compliance with the Appendix. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of the Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s or co-registrar’s request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.08 and 9.05). The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.
          Prior to the due presentation for registration of transfer of any Security, the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.
          SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Company, the Subsidiary Guarantors and the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.
          Every replacement Security is an additional Obligation of the Company.
          SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.
          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).
          If the Paying Agent segregates and holds in trust, in accordance with the Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
          SECTION 2.09. Temporary Securities. Until Definitive Securities (as defined in the Appendix) are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities.
          SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction upon written request to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.
          SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest at the rate per annum shown on the Security (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
          SECTION 2.12. CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.
          SECTION 2.13. Issuance of Additional Securities. After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities under the Indenture, which Securities shall have identical terms as the Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. All the Securities issued under the Indenture shall be treated as a single class for all purposes of the Indenture including waivers, amendments, redemptions and offers to purchase.
          With respect to any Additional Securities, the Company shall set forth in resolutions of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:
     (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to the Indenture and the provision of Section 4.03 that the Company is relying on to issue such Additional Securities; and

     (2) the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code.
ARTICLE 3
Redemption
          SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, the Company shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.
          The Company shall give the notice to the Trustee provided for in this Section at least 35 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.
          SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata to the extent practicable. The Trustee shall make the selection from outstanding Securities not previously called for redemption. Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000. Provisions of the Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.
          SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address.
          The notice shall identify the Securities to be redeemed and shall state:
     (1) the redemption date;
     (2) the redemption price;
     (3) the name and address of the Paying Agent;
     (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

     (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
     (7) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and
     (8) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.
          At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.
          SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice and from and after such redemption date (unless the Company defaults in the payment of the redemption price and accrued and unpaid interest), such Securities will cease to bear interest. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
          SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.
          SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.
ARTICLE 4
Covenants
          SECTION 4.01. Payment of Securities. The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in the Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with the

Indenture money in immediately available funds sufficient to pay all principal and interest then due.
          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
          SECTION 4.02. SEC Reports. Whether the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (subject to the next sentence) and provide the Trustee and Securityholders with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. Person subject to such Sections, such reports to be so filed and provided at the times specified for the filings of such reports with respect to an accelerated filer under such Sections and containing all the information, audit reports and exhibits required for such reports. If at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods required with respect to a non-accelerated filer unless the SEC shall not accept such a filing. The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC shall not accept such filings for any reason, the Company shall post the reports specified in the preceding sentence on the Company’s website within the time periods with respect to a non-accelerated filer that would apply if the Company was required to file those reports with the SEC.
          At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then, unless the operations, assets, liabilities and cash flows of the Unrestricted Subsidiaries are, in aggregate, immaterial, the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.
          The availability of the foregoing materials on the SEC website or the Company’s website shall be deemed to satisfy the foregoing delivery obligation.
          Delivery of such materials to the Trustee is for informational purposes only, and the Trustee’s receipt of such materials shall not constitute notice or constructive notice to the Trustee of the contents thereof.
          SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.5 to 1.

          (b) Notwithstanding Section 4.03(a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness:
     (1) Indebtedness Incurred by the Company and Subsidiary Guarantors pursuant to any Credit Agreement; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (A) $100.0 million less the sum of all principal payments after the Issue Date with respect to such Indebtedness pursuant to Section 4.06(a)(3)(A) and (B) 30% of ACNTA;
     (2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company is the obligor on such Indebtedness and the holder of such Indebtedness is neither the Company nor a Subsidiary Guarantor, such Indebtedness is expressly subordinated in right of payment to all obligations with respect to the Securities, and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness and the holder of such Indebtedness is neither the Company nor a Subsidiary Guarantor, such Indebtedness is expressly subordinated in right of payment to all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guaranty; provided further, however, that nothing in the foregoing clauses (B) or (C) shall prohibit the repayment of such Indebtedness at maturity or otherwise in compliance with the terms of the Indenture;
     (3) the Securities (other than any Additional Securities);
     (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in Section 4.03(b) (1), (2) or (3));
     (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto and any related financing transactions, either (A) the Company would have been entitled to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a) or (B) the Consolidated Coverage Ratio is equal to or greater than the Consolidated Coverage Ratio immediately before such transaction;
     (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to Section 4.03(b)(3), (4), (5) or this

Section 4.03(b)(6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to 4.03(b)(5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary, by the Company or by the Company and such Subsidiary;
     (7) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and the Restricted Subsidiaries pursuant to the Indenture;
     (8) Hedging Obligations consisting of Oil and Gas Hedging Contracts and Currency Agreements entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and its Restricted Subsidiaries;
     (9) obligations in respect of completion, performance, bid and surety bonds and completion guarantees, insurance obligations or bonds and other similar bonds and obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business or letters of credit providing support for any such bonds, guarantees or obligations;
     (10) Capital Lease Obligations and other purchase money Indebtedness in an aggregate principal amount at any time outstanding of not to exceed the greater of (A) $10.0 million and (B) 2.5% of ACNTA;
     (11) Non-Recourse Purchase Money Indebtedness;
     (12) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished promptly following its Incurrence;
     (13) Indebtedness consisting of the Subsidiary Guaranty of a Subsidiary Guarantor and any Guarantee by the Company or a Subsidiary Guarantor of Indebtedness Incurred pursuant to Section 4.03(b)(3), (4), (7), (8), (9) or (10) or pursuant to Section 4.03(b)(6) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to Section 4.03(b)(3) or (4);
     (14) In-kind obligations relating to oil and gas balancing obligations arising in the ordinary course of business; and
     (15) Indebtedness of the Company or of any of its Subsidiary Guarantors in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Subsidiary Guarantors outstanding on the date of such Incurrence (other than Indebtedness permitted by Section 4.03(b)(1) through (14) above or Section 4.03(a)) does not exceed the greater of (A) $20.0 million and (B) 5.0% of ACNTA.

          (c) Notwithstanding Section 4.03(b), neither the Company nor any Subsidiary Guarantor shall Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Securities or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.
          (d) For purposes of determining compliance with this Section 4.03:
     (1) in the event an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.03(a) and (b), the Company, in its sole discretion, shall be permitted to divide and classify such item of Indebtedness on the date of Incurrence and, subject to Section 4.03(d)(2) shall be entitled to later classify, reclassify or redivide all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.03; and
     (2) any Indebtedness remaining outstanding under the Credit Agreement after the application of the net proceeds from the sale of the Securities on the Issue Date will be treated as incurred on the Issue Date under Section 4.03(b)(1).
          SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:
     (1) a Default shall have occurred and be continuing (or would result therefrom);
     (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); or
     (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):
     (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from July 1, 2010 to the end of the most recent fiscal quarter for which internal financial statements of the Company are available at the time of determination (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus
     (B) 100% of the aggregate Net Cash Proceeds and 100% of the Fair Market Value of securities or other property other than cash (including Capital Stock of Persons engaged in the Oil and Gas Business that become Restricted Subsidiaries or assets used in the Oil and Gas Business) received by the Company or any Restricted Subsidiary subsequent to the Issue Date from the issue or sale of Capital Stock of the

Company (other than Disqualified Stock), other than Capital Stock sold to a Subsidiary of the Company and other than an issuance or sale to an Employee Stock Purchase Plan; plus
     (C) 100% of the aggregate Net Cash Proceeds received by the Company subsequent to the Issue Date from the issue or sale of any Capital Stock of the Company (other than Disqualified Stock) to an Employee Stock Purchase Plan; provided, however, that if an Employee Stock Purchase Plan Incurs any Indebtedness to finance the purchase of such Capital Stock, such aggregate amount shall be limited to the excess of such Net Cash Proceeds over the amount of such Indebtedness plus an amount equal to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by an Employee Stock Purchase Plan with respect to such Indebtedness after the Issue Date; plus
     (D) the amount by which Indebtedness is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (plus the amount of any accrued interest then outstanding on such Indebtedness to the extent the obligation to pay such interest is extinguished less the amount of any cash, or the Fair Market Value of any property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an Employee Stock Purchase Plan); plus
     (E) an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that to the extent the foregoing sum exceeds, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary, such excess shall not be included in this clause (E) unless the amount represented by such excess has not been and shall not be taken into account in one of the foregoing clauses (A)-(D).
(b) Section 4.04(a) shall not prohibit:
     (1) the making of any Restricted Payment (including a dividend) within 60 days after the date the Company or Restricted Subsidiary became legally or contractually obligated to make such Restricted Payment (including the declaration of a dividend), if at the date of becoming so legally or contractually bound, such Restricted Payment would have complied with the provisions of the Indenture (and such Restricted Payment shall be deemed to be made on the date of becoming so legally or contractually bound for purposes of any calculation required by this Section 4.04); provided, however, that such Restricted Payments shall be included (without duplication) in the calculation of the amount of Restricted Payments unless otherwise excluded pursuant to Section 4.04(b)(2)-(8);
     (2) the making of any Restricted Payment in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Capital Stock of the Company (other than Disqualified Stock); provided, however, that the amount of any such Net Cash Proceeds that are utilized for any such Restricted Payment shall be excluded (A) from Section 4.04(a)(3)(B) and (C) and (B) in the calculation of the amount of Restricted Payments;
     (3) the defeasance, redemption, repurchase, retirement or other acquisition of any Subordinated Obligations of the Company or of any Subsidiary Guarantor with the Net Cash Proceeds from an Incurrence of any Subordinated Obligations permitted to be Incurred under Section 4.03; provided, however, that such defeasance, redemption, repurchase, retirement or other acquisition shall be excluded in the calculation of Restricted Payments;
     (4) so long as no Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary of the Company held by any employees, former employees, directors or former directors of Company or any of its Restricted Subsidiaries (or heirs, estates or other permitted transferees of such employees or directors) pursuant to any agreements (including employment agreements), management equity subscription agreement or stock option agreements or plans (or amendments thereto), approved by the Board of Directors, under which such individuals purchase or sell or are granted the right to purchase or sell shares of Capital Stock; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed $2.0 million in any calendar year (with any unused amounts in any calendar year being carried over to succeeding calendar years); provided further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Company from the sale of Capital Stock (other than

Disqualified Stock) of the Company to members of management or directors of the Company and its Restricted Subsidiaries that occurs after the Issue Date (to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of Section 4.04(a)(3), plus (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date, less (C) the amount of any Restricted Payments made after the Issue Date pursuant to clauses (A) and (B) of this Section 4.04(b)(4); provided further, however, that such repurchase, redemption or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;
     (5) repurchases or other acquisitions for value of Capital Stock deemed to occur upon the exercise or exchange of stock options, warrants or other convertible securities or upon the vesting of restricted Capital Stock if such Capital Stock represents a portion of the exercise or exchange price thereof or made in lieu of withholding taxes in connection with any such exercise, exchange or vesting; provided, however, that such repurchases or other acquisitions for value shall be excluded in the calculation of the amount of Restricted Payments;
     (6) so long as no Default has occurred and is continuing, upon the occurrence of a Change of Control or an Asset Disposition and within 60 days after the completion of the offer to repurchase the Securities under Section 4.08 or Section 4.06 (including the purchase of all Securities tendered), any purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Obligations required under the terms thereof as a result of such Change of Control or Asset Disposition at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or other retirement for value shall be excluded in the calculation of the amount of Restricted Payments;
     (7) so long as no Default has occurred and is continuing, the purchase by the Company of fractional shares arising out of stock dividends, splits or business combinations; provided, however, that such purchases shall be excluded in the calculation of the amount of Restricted Payments;
     (8) the declaration and payments of dividends on Disqualified Stock issued pursuant to Section 4.03; provided, however, that at the time of declaration of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments; or
     (9) so long as no Default has occurred and is continuing, the declaration and payment of regularly scheduled dividends paid in cash on the Convertible Preferred Stock in accordance with the certificate of designations as in effect on the Issue Date in an amount not to exceed $5,140,000 in any calendar year;

provided, however, that the amount of such dividends shall be included in the calculation of the amount of Restricted Payments; or
     (10) Restricted Payments in an amount not to exceed $10.0 million in the aggregate at any time outstanding; provided, however, that the amount of such Restricted Payments shall be included in the calculation of the amount of Restricted Payments.
          The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment is made or deemed made.
          For purposes of determining compliance with this Section 4.04, if a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in Section 4.04(b)(1)-(10), the Company, in its sole discretion, shall be entitled to divide, order and classify such Restricted Payment in any manner in compliance with this Section 4.04 and shall be entitled to later redivide, reorder and reclassify such Restricted Payment in any manner that then complies with this Section 4.04.
          In computing Consolidated Net Income under Section 4.04(a)(3)(A) above, (1) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (2) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination.
          SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock), (b) make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances) or (c) transfer any of its property or assets to the Company or any Restricted Subsidiary, except:
          (1) with respect to clauses (a), (b) and (c),

     (A) any encumbrance or restriction pursuant to an agreement (including the Credit Agreement) in effect at or entered into on the Issue Date;
     (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;
     (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A), (B) or (I) of clause (1) of this Section 4.05 or this clause (C) or contained in any amendment to an agreement referred to in clause (A), (B) or (I) of clause (1) of this Section 4.05 or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are not materially less favorable, taken as a whole, to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;
     (D) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;
     (E) any encumbrance or restriction on the disposition or distribution of assets or property, including cash or other deposits, under agreements entered into in the ordinary course of the Oil and Gas Business of the types described in clause (2) of the definition of Permitted Business Investments;
     (F) encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;
     (G) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered in the ordinary course of business;
     (H) restrictions on cash, cash equivalents, Temporary Cash Investments or other deposits or net worth imposed under contracts entered into the ordinary course of business, including such restrictions imposed by customers or insurance, surety or bonding companies; and
     (I) encumbrances or restrictions contained in agreements governing Indebtedness of the Company or any Restricted Subsidiary permitted to be Incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with Section 4.03; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness are not materially less favorable to the Company taken as a whole, as determined by the Board of Directors of the Company in good faith, than the provisions contained in the Credit Agreement or in the Indenture as in effect on the Issue Date.
          (2) with respect to clause (c) only,
     (A) any encumbrance or restriction consisting of customary subletting, nonassignment or transfer provisions in leases, licenses, similar agreements, operating agreements or other agreements customary in the Oil and Gas Business to the extent such provisions restrict the transfer of the lease, license or similar agreement or the property subject thereto;
     (B) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;
     (C) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; and
     (D) provisions with respect to the disposition or distribution of assets or property in operating agreements, joint venture agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business and entered into in the ordinary course of business.
          SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:
     (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition;

     (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and
     (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)
     (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or of a Subsidiary Guarantor or any Indebtedness (other than any Disqualified Stock) of any Restricted Subsidiary that is not a Subsidiary Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;
     (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets or to make capital expenditures in the Oil and Gas Business within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and
     (C) third, to the extent of the balance of such Net Available Cash after application in accordance with Section 4.06(a)(3)(A) and (B), to make an offer to the holders of the Securities (and to holders of other Senior Indebtedness of the Company or of a Subsidiary Guarantor designated by the Company) to purchase Securities (and such other Senior Indebtedness of the Company or of a Subsidiary Guarantor) pursuant to and subject to the conditions contained in the Indenture; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to Section 4.06(a)(3)(A) or this Section 4.06(a)(3)(C), the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.
               Notwithstanding the foregoing provisions of this Section, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section exceeds $10.0 million. Pending application of Net Available Cash pursuant to this Section, the Company and the Restricted Subsidiaries shall be entitled to temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.
               For the purposes of this Section, the following are deemed to be cash or cash equivalents:

     (1) the assumption or discharge of Senior Indebtedness of the Company or of a Subsidiary Guarantor (other than obligations in respect of Disqualified Stock of the Company) or any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor (other than obligations in respect of Disqualified Stock of such Restricted Subsidiary) and the release of the Company, Subsidiary Guarantor or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and
     (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash, to the extent of cash received in that conversion.
          (b) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Indebtedness of the Company or of a Subsidiary Guarantor) pursuant to Section 4.06(a)(3)(C), the Company shall purchase Securities tendered pursuant to an offer by the Company for the Securities (and such other Senior Indebtedness) (the “Offer”) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(d). If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company shall select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities shall be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Securities pursuant to this Section if the Net Available Cash available therefor (and for the purchase of such other Senior Indebtedness) is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash shall be deemed to be reduced by the aggregate amount of such offer.
          (c) The requirement of Section 4.06(a)(3)(B) shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to therein is entered into by the Company or its Restricted Subsidiary within the specified time period and such Net Available Cash is subsequently applied in accordance with such agreement within six months following such agreement.
          (d) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(b) in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”) and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).
          (2) At least one day prior to the Purchase Date, the Company shall irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on or before the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. If the Offer includes other Senior Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price.
          (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.
          (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.
          SECTION 4.07. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) unless:

     (1) the terms of the Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary than those that could reasonably be expected to be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;
     (2) if such Affiliate Transaction involves an amount in excess of $10.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and
     (3) if such Affiliate Transaction involves an amount in excess of $20.0 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not materially less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.
               (b) The provisions of Section 4.07(a) shall not prohibit:
     (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section 4.04(a);
     (2) any employment agreement or other employee compensation plan or arrangement in existence on the Issue Date or entered into thereafter in the ordinary course of business including any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;
     (3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time;
     (4) advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures, in each case in the ordinary course of business of the Company or any of its Restricted Subsidiaries;
     (5) the payment of reasonable compensation and fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;
     (6) any transaction with the Company, a Restricted Subsidiary or joint venture or similar entity (excluding an Unrestricted Subsidiary) which would not constitute an Affiliate Transaction but for the Company’s or a Restricted Subsidiary’s ownership of an equity interest in or control of such Restricted Subsidiary, joint venture or similar entity;
     (7) indemnities of officers, directors and employees of the Company or any Restricted Subsidiary consistent with applicable charter, by-law or statutory provisions;
     (8) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company or the receipt by the Company of a cash capital contribution from its stockholders;
     (9) any transaction with an Unrestricted Subsidiary to the extent such transaction is in the ordinary course of business of the Company and its Restricted Subsidiaries and of such Unrestricted Subsidiary;
     (10) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, provided that in the reasonable determination of the Board of Directors of the Company or the senior management of the Company, such transactions are on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company;
     (11) transactions between the Company or any Restricted Subsidiary and any Person, a director of which is also a director of the Company or any director or indirect parent company of the Company, and such director is the sole cause for such Person to be deemed an Affiliate of the Company or any Restricted Subsidiary; provided, however, that such director shall abstain from voting as a director of the Company or such direct or indirect parent company, as the case may be, on any matter involving such other Person; and
     (12) any transaction with Affiliates pursuant to arrangements in existence on the Issue Date pursuant to which those Affiliates own, or are entitled to acquire, working, overriding royalty or other similar interests in particular properties operated by the Company or any Restricted Subsidiary or in which any of the Company or one or more Restricted Subsidiaries also own an interest.
            SECTION 4.08. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b).

          (b) Within 30 days following any Change of Control, unless the Company has previously or concurrently exercised its right to redeem all of the Securities as described in Article 3 and paragraph 5 of the Securities, the Company shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:
     (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);
     (2) a description of the transaction or transactions giving rise to such Change of Control;
     (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
     (4) the instructions, as determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.
          (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.
          (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.
          (e) Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.
          (f) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
          (g) If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described in Section 4.08(f), purchases all of the Securities validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Securities that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
          (h) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.
          SECTION 4.09. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.
          Any Lien created for the benefit of the Holders of the Securities pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.
          SECTION 4.10. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/ Leaseback Transaction with respect to any property unless:
     (1) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.09;

     (2) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and
     (3) the Company applies the proceeds of such transaction in compliance with Section 4.06.
          SECTION 4.11. Future Guarantors. The Company shall cause each domestic Restricted Subsidiary that is not already a Subsidiary Guarantor that (A) guarantees any Indebtedness of the Company or a Subsidiary Guarantor or (B) is a Wholly Owned Subsidiary and otherwise Incurs any Indebtedness for borrowed money (other than Indebtedness owed to the Company or a Subsidiary Guarantor) in an aggregate principal amount that exceeds $2.0 million, to, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary shall Guarantee payment of the Securities on the same terms and conditions as those set forth in the Indenture.
          SECTION 4.12. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether the signers know of any Default that occurred during such fiscal year. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4), the certificate referred to in such section of the TIA to be delivered to the Trustee within 120 days after the end of each fiscal year of the Company. For purposes of this Section 4.12, the “fiscal year” of the Company means a calendar year ending December 31.
          SECTION 4.13. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture.
ARTICLE 5
Successor Company
          SECTION 5.01. Merger and Consolidation. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:
     (1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not an the Company) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and the Indenture;
     (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;
     (3) immediately after giving pro forma effect to such transaction and any related financing transactions, either (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) or (B) the Consolidated Coverage Ratio of the Successor Company is equal to or greater than the Consolidated Coverage Ratio of the Company immediately before such transaction; and
     (4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture;
provided, however, that clause (3) shall not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company, (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction in the United States or (C) as long as PetroQuest L.L.C. is at the time a Restricted Subsidiary of the Company, the consolidation or merger of the Company with or into PetroQuest L.L.C. or the transfer of all or part of the properties of the Company to PetroQuest L.L.C. so long as (if the Successor Company is not itself, following the consummation of such transaction, a corporation) a corporation that is a Subsidiary of PetroQuest L.L.C. shall become a co-obligor of the Securities and shall have confirmed, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and the Indenture.
          For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
          The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

          (b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:
     (1) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person (if not such Subsidiary Guarantor) shall expressly assume, by a Guaranty Agreement, all the obligations of such Subsidiary, under its Subsidiary Guaranty; provided, however, that the foregoing shall not apply in the case of a Subsidiary Guarantor (x) that has been, or will be as a result of the subject transaction, disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, in both cases, if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the Company shall comply with its obligations under Section 4.06 in respect of such disposition;
     (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and
     (3) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.
ARTICLE 6
Defaults and Remedies
          SECTION 6.01. Events of Default. An “Event of Default” occurs if:
     (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;
     (2) the Company (A) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise, or (B) fails to purchase Securities when required pursuant to the Indenture or the Securities;
     (3) the Company fails to comply with Section 5.01;

     (4) the Company fails to comply with Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 or 4.11 (other than a failure to purchase Securities when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified below;
     (5) the Company or any Subsidiary Guarantor fails to comply with any of its agreements contained in the Securities or the Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days (or 120 days in the case of a failure to comply with the reporting obligations under Section 4.02) after the notice specified below;
     (6) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million, or its foreign currency equivalent at the time;
     (7) the Company, any Subsidiary Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences a voluntary case;
     (B) consents to the entry of an order for relief against it in an involuntary case;
     (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or
     (D) makes a general assignment for the benefit of its creditors;
or takes any comparable action under any foreign laws relating to insolvency;
     (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case;
     (B) appoints a Custodian of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for any substantial part of its property; or
     (C) orders the winding up or liquidation of the Company, any Subsidiary Guarantor or any Significant Subsidiary;
or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

     (9) any judgment or decree for the payment of money in excess of $10.0 million or its foreign currency equivalent at the time such judgment or decree is entered against the Company, any Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed; or
     (10) any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty (other than in accordance with the terms of such Subsidiary Guaranty).
          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
          The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          A Default under clauses (4) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.
          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.
          SECTION 6.02. Acceleration. (a) If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
          (b) Notwithstanding the foregoing, if an Event of Default under Section 6.01(6) has occurred and is continuing, such Event of Default and any consequential acceleration (to the extent not in violation of any applicable law or in conflict with any judgment or decree of a court of competent jurisdiction) shall be automatically rescinded if (i) the Indebtedness that is the subject of such Event of Default under Section 6.01(6) has been repaid or (ii) if the default relating to such Indebtedness is waived by the holders of such Indebtedness or cured, and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration with respect thereto, and (iii) any other existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured and waived.
          SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or the Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
          SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
          SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to the Indenture or the Securities unless:
     (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;
     (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;
     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
     (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.
          A Securityholder may not use the Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security (as defined in the Appendix) to issue such Definitive Securities to such beneficial owner of its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to the Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.
          SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of the Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
          SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.
          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.
          SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
     FIRST: to the Trustee for amounts due under Section 7.07;
     SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and
     THIRD: to the Company as provided in a written direction from the Company.
          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.
          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.
          SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
Trustee
          SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by the Indenture and use the same degree of care in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
               (b) Except during the continuance of an Event of Default:
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Indenture and no implied covenants or obligations shall be read into the Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of the Indenture.
               (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
No provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
               (d) Every provision of the Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
               (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

               (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
               (g) Every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.
          SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
               (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
               (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
               (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to the Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
               (f) The Trustee shall not be deemed to have notice of any Default or Event of Default, except a Default under Sections 6.01(i) or 6.01(ii), unless written notice of any event which is in fact such a Default or Event of Default is received by a Trust Officer at its office described in Section 11.02 herein from the Company or the Holders of 25% in aggregate principal amount of the outstanding Securities, and such notice references the specific Default or Event of Default, the Securities and the Indenture and, in the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.
               (g) In no event will the Trustee be liable for special, indirect or consequential loss or damages (including loss of profits).
          SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of the Indenture or the Securities, it shall not be accountable for the Company’s use of its proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.
          SECTION 7.05. Notice of Defaults. If a Default occurs, is continuing and is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Notwithstanding the immediately preceding sentence, except in the case of a Default involving the payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Securityholders.
          SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each July 15 beginning with July 15, 2011, and in any event prior to September 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of September 15 that complies with TIA § 313(a). During the same time period specified above, the Trustee also shall comply with TIA § 313(b), which section relates to the release or substitution of certain property from the lien of the Indenture and advances made by the Trustee.
          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.
          SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own wilful misconduct, negligence or bad faith.

          To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.
          The Company’s payment obligations pursuant to this Section shall survive the discharge of the Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
          SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:
          (1) the Trustee fails to comply with Section 7.10;
          (2) the Trustee is adjudged bankrupt or insolvent;
          (3) a receiver or other public officer takes charge of the Trustee or its property; or
          (4) the Trustee otherwise becomes incapable of acting.
          If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under the Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
          SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by the Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in the Indenture provided that the certificate of the Trustee shall have.
          SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
          SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
ARTICLE 8
Discharge of Indenture; Defeasance
          SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation, (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof or (3) all outstanding Securities not theretofore delivered for cancellation will become due and payable within one year at Stated Maturity or as the result of the giving of a notice of redemption and, in the case of clause (2) or (3), the Company irrevocably deposits with the Trustee as trust funds, cash in U.S. dollars or non-callable U.S. Government Obligation or a combination thereof, in amounts sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then the Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of the Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.
          (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and the Indenture (“legal defeasance option”) or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 and 4.11 and the operation of Sections 6.01(4), 6.01(5) (but only with respect to the Company’s reporting obligations under Section 4.02), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and 6.01(10) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries and Subsidiary Guarantors) and the limitations contained in Section 5.01(a)(3) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(5) (but only with respect to the Company’s reporting obligations under Section 4.02), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and 6.01(10) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries and Subsidiary Guarantors) or because of the failure of the Company to comply with Section 5.01(a)(3). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guaranty.
          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
          (c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.
          SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:
     (1) the Company irrevocably deposits in trust with the Trustee cash in U.S. dollars or U.S. Government Obligations or a combination thereof for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;
     (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;
     (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;
     (4) the deposit does not constitute a default under any other agreement binding on the Company;
     (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;
     (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that since the date of the Indenture (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;
     (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and
     (8) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.
          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

          SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with the Indenture to the payment of principal of and interest on the Securities.
          SECTION 8.04. Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.
          SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
          SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Subsidiary Guarantor’s obligations under the Indenture, and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE 9
Amendments
          SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities without notice to or consent of any Securityholder:
          (1) to cure any ambiguity, omission, defect or inconsistency;
          (2) to comply with Article 5;

     (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;
     (4) to add Guarantees with respect to the Securities, including any Subsidiary Guarantees, or to secure the Securities;
     (5) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;
     (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA;
     (7) to make any change that does not adversely affect the rights of any Securityholder and any change to conform the Indenture to any terms explicitly described in the “Description of the Notes” section of the Prospectus Supplement; or
     (8) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Securities; provided, however, that (a) compliance with the Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities.
          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
          SECTION 9.02. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding. However, without the consent of each Securityholder affected thereby, an amendment or waiver may not:
     (1) reduce the amount of Securities whose Holders must consent to an amendment;
     (2) reduce the rate of or extend the time for payment of interest on any Security;

     (3) reduce the principal of or extend the Stated Maturity of any Security;
     (4) reduce the amount payable upon the redemption of the Securities or change the time at which any Security may be redeemed as described in Article 3 hereto and paragraph 5 of the Securities;
     (5) make any Security payable in money other than that stated in the Security;
     (6) make any changes in the ranking or priority of any Security that would adversely affect the Securityholders;
     (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section; or
     (8) make any change in, or release other than in accordance with the provisions of the Indenture, any Subsidiary Guaranty that would adversely affect the Securityholders.
          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
          SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to the Indenture or the Securities shall comply with the TIA as then in effect.
          SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to the Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless consent from the Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective also shall have been given and not revoked within such 120-day period.
          SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Securityholder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.
          SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by the Indenture.
          SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Securities unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
ARTICLE 10
Subsidiary Guarantees
          SECTION 10.01. Guarantees. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.
          Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Subsidiary Guarantor) under the Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06, any change in the ownership of such Subsidiary Guarantor.
          Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
          Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.
          Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.
          Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.
          Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.
          SECTION 10.02. Limitation on Liability. Any term or provision of the Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering the Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
          SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.
          SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.
          SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.
          SECTION 10.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor will be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07):
     (1) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Company or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor,
     (2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor,
     (3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of the Indenture,
     (4) at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guaranty Agreement pursuant to Section 4.11 and the Company provides an Officers’ Certificate to the Trustee certifying that no such Indebtedness is outstanding and that the Company elects to have such Subsidiary Guarantor released from this Article 10, or
     (5) upon defeasance of the Securities pursuant to Article 8, or
     (6) upon the full satisfaction of the Company’s obligations under the Indenture;
provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Company or an Affiliate of the Company, (ii) such sale or disposition is otherwise permitted by the Indenture and (iii) the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06.
At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

          SECTION 10.07. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty shall be entitled upon payment in full of all Guaranteed Obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.
ARTICLE 11
Miscellaneous
          SECTION 11.01. Trust Indenture Act Controls. If any provision of the Indenture limits, qualifies or conflicts with another provision which is required to be included in the Indenture by the TIA, the required provision shall control.
          SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:
if to the Company or any Subsidiary Guarantor:
PetroQuest Energy, Inc.
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508
Attention of Chief Financial Officer
if to the Trustee:
The Bank of New York Mellon Trust Company, N.A.
Corporate Trust
601 Travis Street, 16th Floor
Houston, Texas 77002
Attention of Kash Asghar
          The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Notwithstanding any provision of this Indenture to the contrary, so long as the Securities are evidenced by Global Securities, any notice to the Securityholders shall be sufficient if given in accordance with the applicable procedures of the Depository within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
          SECTION 11.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under the Indenture or the Securities. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
          SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under the Indenture, the Company shall furnish to the Trustee:
     (1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
          SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in the Indenture shall include:
     (1) a statement that the individual making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
          SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
          SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.
          SECTION 11.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.
          SECTION 11.09. Governing Law. The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.
          SECTION 11.10. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or of such Subsidiary Guarantor under its Subsidiary Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such claims and liability. The waiver and release shall be part of the consideration for the issue of the Securities.
          SECTION 11.11. Successors. All agreements of the Company in the Indenture and the Securities shall bind its successors. All agreements of the Trustee in the Indenture shall bind its successors.
          SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.
          SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

PETROQUEST ENERGY, INC.,
By	/s/ Charles T. Goodson
	Name:	Charles T. Goodson
	Title:	Chairman, President and Chief Executive Officer

PETROQUEST ENERGY, L.L.C.,
By	/s/ Charles T. Goodson
	Name:	Charles T. Goodson
	Title:	Chairman, President and Chief Executive Officer

TDC ENERGY LLC,
By	/s/ Charles T. Goodson
	Name:	Charles T. Goodson
	Title:	Chairman, President and Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
By	/s/ Kash Asghar
	Name:	Kash Asghar
	Title:	Senior Associate

APPENDIX
PROVISIONS RELATING TO SECURITIES,
     1. Definitions.
          1.1 Definitions.
     For the purposes of this Appendix the following terms shall have the meanings indicated below:
          “Definitive Security” means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).
          “Depository” means The Depository Trust Company, its nominees and their respective successors.
          “Global Securities” means, individually and collectively, each of the Securities issued or issuable in the global form of Exhibit A hereto issued in accordance with Article 2 of the Indenture.
          “Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.
          “Underwriters” means (1) with respect to the Securities issued on the Issue Date, J.P. Morgan Securities Inc. and the underwriters listed in Schedule 1 to the Underwriting Agreement and (2) with respect to each issuance of Additional Securities, the Person purchasing such Additional Securities under the related Underwriting Agreement.
          “Underwriting Agreement” means (1) with respect to the Securities issued on the Issue Date, the Underwriting Agreement dated August 12, 2010, among the Company, the Subsidiary Guarantors and the representative for the Underwriters, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company, the Subsidiary Guarantors and the Persons purchasing such Additional Securities.
          1.2 Other Definitions.

Defined in
Term	Section:
“Agent Members”	2.1 (b)
     2. The Securities.
          (a) Form and Dating. The Securities issued on the Issue Date will be offered and sold by the Company pursuant to an Underwriting Agreement. Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Securities Legend and the “Schedule of Increases or Decreases in the Global Securities” attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Securities Legend and without the “Schedule of Increases or Decreases in the Global Security” attached thereto). Each Global Security shall represent such aggregate principal amount of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Additional Securities offered after the Issue Date may be sold in accordance with applicable law.
          Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee, the Depository or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of the Indenture.
          (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.
          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.
          Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.
          (c) Definitive Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.
          2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $150 million of 10% Senior Notes Due

2017, and (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.
          2.3 Transfer and Exchange.
          (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:
          (x) to register the transfer of such Definitive Securities; or
          (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing.
          (b) Transfer and Exchange of Global Securities.
     (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.
     (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.
     (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.
     (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 and such other procedures as may from time to time be adopted by the Company.
          (c) Global Securities Legend. Each Global Security shall bear a legend in substantially the following form:
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
“TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”
          (d) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of

Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.
          (e) No Obligation of the Trustee.
     (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
     (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          2.4 Definitive Securities.
          (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the

Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under the Indenture.
          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct.
          (c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.
          (d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 or 6.07 of the Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

EXHIBIT A
[FORM OF FACE OF SECURITY]
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.	$ ___
10% Senior Notes Due 2017
           PetroQuest Energy, Inc., a Delaware corporation, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ___ Dollars on September 1, 2017.
           Interest Payment Dates: March 1 and September 1.
           Record Dates: February 15 and August 15.
           Additional provisions of this Security are set forth on the other side of this Security.
Dated:

PETROQUEST ENERGY, INC.,
By
Name:
Title:

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Securities referred to in the Indenture.
By
Authorized Signatory

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[FORM OF REVERSE SIDE OF SECURITY]
10% Senior Note Due 2017
1. Interest
          PetroQuest Energy, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”) promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on March 1 and September 1 of each year, commencing March 1, 2011. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 19, 2010. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.
2. Method of Payment
          The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 15 or August 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3. Paying Agent and Registrar
          Initially, The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

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4. Indenture
          The Company issued the Securities under a First Supplemental Indenture dated as of August 19, 2010 (the “Supplemental Indenture”), among the Company, the Subsidiary Guarantors named therein and the Trustee, to an Indenture dated as of August 19, 2010 (the “Base Indenture”, as amended and supplemented by the First Supplemental Indenture, and as further amended from time to time, the “Indenture”), among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”) as in effect on the date of the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.
          The Securities are unsecured senior obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Securities issued on the Issue Date and any Additional Securities will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.
5. Optional Redemption
          Except as set forth below, the Company shall not be entitled to redeem the Securities at its option.
          On and after September 1, 2014, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on September 1 of the years set forth below:

Redemption
Period	Price
2014	105.000%
2015	102.500%
2016 and thereafter	100.000%
          In addition, prior to September 1, 2013, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional

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Securities, if any) in an aggregate principal amount not to exceed 35% of the original aggregate principal amount of the Securities (which includes Additional Securities, if any) at a redemption price (expressed as a percentage of principal amount) of 110%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such original aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 120 days after the date of the related Equity Offering.
          Prior to September 1, 2014, the Company shall be entitled at its option to redeem the Securities (which includes Additional Securities, if any), in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
6. Notice of Redemption
          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.
7. Put Provisions
          Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.
8. Guarantees
          The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.
9. Denominations; Transfer; Exchange
          The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a

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Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.
10. Persons Deemed Owners
          The registered Holder of this Security may be treated as the owner of it for all purposes.
11. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
12. Discharge and Defeasance
          Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.
13. Amendment; Waiver
          Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Subsidiary Guarantees, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to make any changes to conform the Indenture to any term explicitly described in the “Description of Notes” contained in the Prospectus Supplement or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Securities.

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14. Defaults and Remedies
          Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $10.0 million; (e) certain events of bankruptcy or insolvency with respect to the Company, the Subsidiary Guarantors and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $10.0 million; and (g) certain defaults with respect to Subsidiary Guarantees. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.
          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.
15. Trustee Dealings with the Company
          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
16. No Recourse Against Others
          A director, officer, employee, incorporator or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

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17. Authentication
          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
18. Abbreviations
          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
19. CUSIP Numbers
          The Company has caused CUSIP, ISIN and Common Code numbers to be printed on the Securities and has directed the Trustee to use such numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
21. Governing Law
          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Supplemental Indenture which has in it the text of this Security in larger type. Requests may be made to:
PetroQuest Energy, Inc.
400 E. Kaliste Saloom Road
Suite 6000
Lafayette, Louisiana 70508
Attention: Corporate Secretary

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ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to
     (Print or type assignee’s name, address and zip code)
     (Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                                             agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The following increases or decreases in this Global Security have been made:

	Amount of decrease in	Amount of increase in	Principal amount of this	Signature of authorized
Date of	Principal amount of this	Principal amount of this	Global Security following	officer of Trustee or
Exchange	Global Security	Global Security	such decrease or increase)	Securities Custodian

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OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box: ☐
          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount in principal amount: $___

Dated:	Your Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:

(Signature must be guaranteed)
          Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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